UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2014 (October 2, 2014)

WPX Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35322	45-1836028
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

One Williams Center, Tulsa, Oklahoma 74172

(Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 945-5426

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 2, 2014, Pluspetrol Resources Corporation, a company incorporated under the laws of the Cayman Islands (“Parent”), Pluspetrol Black River Corporation, a Cayman Islands exempted company limited by shares and a wholly owned subsidiary of Parent (“Merger Sub”), and Apco Oil and Gas International Inc., a Cayman Islands exempted company limited by shares (“Apco”), in which WPX Energy, Inc. (the “Company”) has an approximately 69 percent controlling equity interest, entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will merge with and into Apco, upon the terms and subject to the conditions set forth in the Merger Agreement, with Apco continuing as the surviving company in the merger (the “Merger”) and a wholly owned subsidiary of Parent.

Transaction Structure

At the effective of time of the Merger (the “Effective Time”), each ordinary share of Apco and each Class A share of Apco (collectively, the “Apco Shares”) issued and outstanding immediately prior to the Effective Time (other than (i) Apco Shares held by Apco or any of its subsidiaries (ii) Apco Shares held by Parent or Merger Sub or (iii) Apco Shares that are held by a holder who is entitled to appraisal rights under Cayman Islands law and who has delivered to Apco a written objection to the Merger pursuant to Cayman Islands law) shall be converted into the right to receive $14.50 in cash, without interest.

Non-Solicitation; Adverse Recommendation Change

Apco has agreed, among other things, (i) not to initiate, solicit or knowingly encourage or knowingly facilitate alternative acquisition proposals or inquiries relating to alternative acquisition proposals from third parties and (ii) other than informing third parties of the existence of the non-solicitation provisions of the Merger Agreement, not to engage in any negotiations or discussions with, or furnish non-public information, to any third party who has made or in response to an alternative acquisition proposal or an inquiry relating to an alternative acquisition proposal. Apco is permitted substantially contemporaneously with the public announcement of the Merger Agreement to waive the “don’t ask/don’t waive” provisions of any standstill provision contained in any confidentiality agreement in effect as of October 2, 2014 but is obligated to disclose to Parent the identity of any party receiving the benefit of such waiver.

Prior to the approval of Apco’s shareholders, (i) Apco may, subject to compliance with certain obligations set forth in the Merger Agreement, terminate the Merger Agreement to enter into a definitive agreement to accept a Superior Offer (as defined in the Merger Agreement), and (ii) the board of directors of Apco may change its recommendation to Apco’s shareholders regarding adopting the Merger Agreement (an “Adverse Recommendation Change”) if the board of directors of Apco determines in good faith after consultation with its outside legal advisors that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties, in each case, subject to customary matching rights in favor of Parent.

Conditions to the Merger

The consummation of the Merger is subject to the satisfaction or waiver of certain customary conditions, including, among others: (i) the absence of certain legal impediments to the consummation of the Merger, (ii) the adoption of the plan of merger by the shareholders of Apco holding two-thirds or more of the Apco Shares, (iii) the absence of a material adverse effect on Apco since the date of the Merger Agreement and (iv) as further described below, the consummation of certain transactions pursuant to the Irrevocable Offer, dated October 2, 2014, from Parent to the Company, pursuant to which the Company has agreed to sell its interests in Apco Argentina, S.A., an Argentine corporation (“Apco Argentina”), and Northwest Argentina Corporation, a Utah corporation (“Northwest”), to Parent. As further described below, in connection with Apco and Parent entering into the Merger Agreement, the Company, holding 69% of the Company Shares, has entered into a power of attorney, which among other things, grants to Appleby Trust (Cayman) Ltd. the power to vote the Company’s Class A shares in the Company in favor of the approval and adoption of the plan of merger unless the Merger Agreement is terminated pursuant to its terms.

Other Terms of the Merger Agreement

The Merger Agreement contains customary representations, warranties and covenants for a transaction of this nature. The Merger Agreement also contains customary pre-closing covenants, including the obligation of Apco to conduct its business in the ordinary course and to refrain from taking certain specified actions without the consent of Parent.

The Merger Agreement contains certain termination rights for both Apco and Parent including, among others, (i) by Apco, in the event Apco enters into a definitive agreement with respect to a Superior Offer, and (ii) by Parent, if, at any time prior to the approval by Apco’s shareholders, there has been an Adverse Recommendation Change. Upon termination of the Merger Agreement under specific circumstances, Apco will be required to pay Parent a termination fee equal to $15,450,000. Among other things, if the Merger Agreement is terminated in connection with Apco entering into a definitive agreement with respect to a Superior Offer, Apco is required to pay to Parent the termination fee immediately prior to or concurrently with termination of the Merger Agreement.

In addition to the foregoing termination rights, either party may terminate the Merger Agreement if the Merger is not consummated on or before July 2, 2015.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated into this report by reference in its entirety. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Apco or Parent. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by each of Apco and Parent to the other in connection with the signing of the Merger Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purposes of allocating risk between Apco and Parent rather than establishing matters as facts. Accordingly, the representations and warranties in the Merger Agreement should not be relied on as characterizations of the actual state of facts about Apco or Parent.

Item 7.01.	Regulation FD Disclosure.

Press Release Announcing the Merger

On October 3, 2014, the Company issued a press release announcing the entry by Apco, in which the Company has an approximately 69 percent controlling equity interest, into the Merger Agreement with Parent and Merger Sub. The press release is attached hereto as Exhibit 99.1.

Item 8.01.	Other Events.

In connection with Apco and Parent entering into the Merger Agreement, the Company entered into an irrevocable limited power of attorney (the “Power of Attorney”). The Power of Attorney generally grants to Appleby Trust (Cayman) Ltd. the power to vote the Company’s Class A shares in Apco in favor of the approval and adoption of the Merger Agreement and the plan of merger and to vote against approvals of any proposal made in opposition to, competition with, or that would result in a breach of the Merger Agreement. The Power of Attorney terminates upon the termination of the Merger Agreement pursuant to its terms.

Additionally in connection with the Merger Agreement, the Company accepted an Irrevocable Offer, dated October 2, 2014, from Parent, pursuant to which the Company will sell to Parent all of the Company’s interests in Northwest and wholly owned subsidiary of the Company, and all of the Company’s interests in Apco Argentina, in which the Company owns a five percent interest. The Company’s interests in Northwest and Apco Argentina are not material to the Company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of October 2, 2014, by and among Pluspetrol Resources Corporation, Pluspetrol Black River Corporation and Apco Oil and Gas International Inc.

99.1	Press Release issued October 3, 2014 by WPX Energy, Inc.

*	All schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company. Statements regarding future drilling and production are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to, the volatility of oil, natural gas and NGL prices; uncertainties inherent in estimating oil, natural gas and NGL reserves; drilling risks; environmental risks; and political or regulatory changes. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake and expressly disclaims any obligation to update the forward-looking statements as a result of new information, future events or otherwise. Investors are urged to consider carefully the disclosure in our filings with the Securities and Exchange Commission, available from us at WPX Energy, Inc., Attn: Investor Relations, P.O. Box 21810, Tulsa, Okla., 74102, or from the SEC’s website at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPX ENERGY, INC.

Date: October 7, 2014	By:	/s/ Stephen E. Brilz
	Name:	Stephen E. Brilz
	Title:	Vice President and Corporate Secretary

Exhibit Index

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of October 2, 2014, by and among Pluspetrol Resources Corporation, Pluspetrol Black River Corporation and Apco Oil and Gas International Inc.

99.1	Press Release issued October 3, 2014 by WPX Energy, Inc.

*	All schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.